Exhibit 99.1

FOR IMMEDIATE RELEASE
Old Market Capital	Contact: Charles Krebs, CFO	NASDAQ: OMCC
1601 Dodge St., Suite 3350 Omaha, NE 68102	Ph # (531) 867-3496	Website: www.oldmarketcapital.com

Old Market Capital Announces

1st Quarter Fiscal Year 2026 Results

August 14, 2025 – Omaha, Nebraska – Old Market Capital Corporation (NASDAQ: OMCC) (the "Company", “we”, “our”) announced its financial results for the three months ended June 30, 2025, in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Set forth below is the Company's summary financial data for the three months ended June 30, 2025. For an index of the Company's news releases or to obtain a specific release, please visit the Investors Relations page on the Company’s website at, www.oldmarketcapital.com.

Old Market Capital Corporation

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended June 30,
	2025	2024
Revenue
Wireless Internet Services	1,672	$319
Fiber Internet Services	930	106
Other Revenue	432	64
Total Revenue	3,034	489

Expenses
Depreciation and Amortization	608	91
Other Operating Expenses	3,412	3,969
Total Operating Expenses	4,020	4,060

Net Loss from Operations	(986)	(3,571)

Other Income (Expense)	247	(2,129)

Income tax (expense) benefit	(19)	128
Loss from continuing operations	(758)	(5,572)

Total income from discontinued operations, net of tax	38	2,059

Net Income (Loss) attributable to noncontrolling interests	28	$(211)

Net (Loss) attributed to common shareholders	(748)	$(3,302)

Basic & Diluted net income (loss) per share attributable to common shareholders from continuing operations:	$(0.12)	$(0.79)

Basic net income (loss) per share attributable to common shareholders from discontinued operations:	$0.01	$0.31
Diluted net income (loss) per share attributable to common shareholders from discontinued operations:	$0.01	$0.30

Basic & Diluted net income (loss) per share attributable to common shareholders:	$(0.11)	$(0.49)

During the three months ended June 30, 2025 the Company had a net loss attributable to common shareholders from continuing operations of $0.7 million as compared to a net loss from continuing operations of $3.3 million during the three months ended June 30, 2024. Basic and diluted net loss per share attributable to common shareholders from continuing operations was $0.12 during the three months ended June 30, 2025 as compared to a net loss per share attributable to common shareholders of $0.79 during the three months ended June 30, 2024.

During the three months ended June 30, 3025 depreciation and amortization expenses increased 568% to $0.6 million as compared to depreciation and amortization expenses of $0.1 million during the three months ended June 30, 2024. The increase in depreciation and amortization is attributable to the ongoing installation of physical assets related to the fiber optic business. During the three months ended June 30, 2025 other operating expenses decreased 14% to $3.4 million as compared to $4.0 million during the three months ended June 30, 2024.

Old Market Capital Corporation

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	June 30, 2025	March 31, 2025
Total Assets	$78,925	$77,672
Total Liabilities	12,552	10,652
Redeemable noncontrolling interests	13,908	13,880
Total Shareholder's Equity	52,465	53,140

The table below shows the Company’s results on a reported basis and also includes one non-GAAP measure, “Adjusted EBITDA,” as defined under Regulation G. Management uses Adjusted EBITDA to evaluate segment performance, guide resource allocation, and determine certain employee compensation. We believe it also helps investors compare performance across periods.

Adjusted EBITDA should be considered alongside, not as a replacement for, our GAAP results. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure is included as well.

Old Market Capital Corporation

Telecommunications Supplemental Operating Information

(Unaudited, In Thousands)

	For the Three Months Ended June 30,
($ in thousands)	2025	2024[1]	YoY Change
Revenue	$3,034.0	$489.0	520.4%

Gross Margin	66.2%	63.6%	4.1%

Segment Income (loss) before income taxes	$65.0	$(600.0)	110.8%

Adjusted EBITDA[2]	$665.0	$(520.0)	227.9%

Depreciation and Amortization	$572.0	$80.0	615.0%

	As of June 30, 2025	As of June 30, 2024	YoY Change
Fixed wireless subscribers	8,400	9,100	-7.7%

Fiber subscribers	4,800	3,700	29.7%

Fiber passings	13,000	9,500	36.8%
1.
The data for the three months ended June 30, 2024 reflects operational results from the date of acquisition of a majority interest in Amplex Electric, Inc., an Ohio corporation ("Amplex") of June 15, 2024 through June 30, 2024.
2.
Adjusted EBITDA for the telecommunications segment is defined as net income (loss) before income tax expense (benefit), interest expense, interest and dividend income, depreciation, amortization, gain or loss on the disposition of assets, and other investment income (loss).

Reconciliation of Non-GAAP Information	For the Three Months Ended June 30,
($ in thousands)	2025	2024	YoY Change
Segment Income (loss) before income taxes	$65.0	$(600.0)	110.8%

Depreciation and Amortization	572.0	80.0	615.0%

Other Segment Items[1]	28.0	-	N/A

Adjusted EBITDA	$665.0	$(520.0)	227.9%
1.
Other segment items included in Segment operating loss include interest expense, gain on the sale of assets, and other income.

Amplex’s subscriber base includes both residential and commercial customers. Since June 30, 2024 Amplex has added approximately 400 subscribers bringing total broadband subscribers to 13,200 at June 30, 2025 as compared to 12,800 total subscribers at June 30, 2024. Of the 13,200 total subscribers, Amplex has increased the fiber subscriber base by approximately 1,100, an increase of 30% since June 30, 2024. Total fiber passings have increased by 37% or approximately 3,700 passings since June 30, 2024. At June 30, 2025 total passings were 13,000 as compared to 9,500 at June 30, 2024.

As previously announced, Amplex was approved for and entered into a Reconnect Program Loan and Security Agreement (“Loan Agreement”) with the Federal government acting through the Rural Electric Services (“RUS”) for a principal amount of $21.3 million. For the fiscal year ending 2025, Amplex drew $0.6 million from RUS. The loan under the Loan Agreement (the "RUS Loan") bears interest at a fixed rate of 2% per annum, calculated by daily accrual. All accrued interest and principal on advances will be deferred for a three-year period ending on October 31, 2027, unless earlier payment is made by Amplex. At the end of the three-year deferral period, all unpaid accrued interest will be capitalized and added to the outstanding principal, and monthly payments will be established in an amount that amortizes the outstanding balance in equal payments over the remaining term of the RUS Loan. The principal advanced pursuant to the Loan Agreement and remaining unpaid, if any, and interest thereon, shall be due and payable on October 31, 2046. The RUS Loan is being used to build out fiber in one specific area of Ohio where it was awarded. During the three months ended June 30, 2025 Amplex drew an additional $0.9 million under the RUS Loan for a total drawn amount of $1.5 million at June 30, 2025.

Old Market Capital Corporation (f/k/a Nicholas Financial, Inc.) was previously a specialized consumer finance company. The Company restructured its operations in 2024 and now operates as a holding company which has a controlling interest in a broadband company, Amplex, and seeks to pursue additional controlling interests in other companies and sectors yet to be determined. For an index of the Company's news releases or to obtain a specific release, please visit the Company’s website at www.oldmarketcapital.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate capital to try to increase shareholder returns, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in such forward-looking statements.